Exhibit 3.2

BYLAWS

OF

AURELIO RESOURCE CORPORATION

A Nevada Corporation

ARTICLE I

STOCKHOLDERS

SECTION 1

Annual Meeting. For so long as the Corporation is listed on a Canadian Stock Exchange and for a period of ninety days thereafter, annual meetings of the Stockholders shall be held each year on a date and time designated by the Board of Directors that is no later than six (6) months following the Corporation’s fiscal year end. At the annual meeting, the Stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 2

Special Meetings. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

SECTION 3

Place of Meetings. All annual meetings of the Stockholders shall be held at the registered office of the Corporation or at such other place within or outside the State of Nevada as the Directors shall determine. Special meetings of the Stockholders may be held at such time and place within or outside the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

SECTION 4

Quorum; Adjourned Meetings. The holders of at least ten percent (10%) of the Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 5

Voting. Each Stockholder of record of the Corporation holding Stock which is entitled to vote at this meeting shall be entitled at each meeting of Stockholders to one vote for each share of Stock standing in his name on the books of the Corporation. Upon the demand of any Stockholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the Stock having voting power present in person or represented by proxy shall be sufficient to elect Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

SECTION 6

Proxies. At any meeting of the Stockholders any Stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the Stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding Officer of the meeting.

SECTION 7

Action - Without Meeting. Any action which may be taken by the vote of the Stockholders at a meeting may be taken without a meeting if authorized by the written consent of Stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE II

DIRECTORS

SECTION 1

Management of Corporation. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or clone by the Stockholders.

SECTION 2

Number, Tenure, and Qualifications. The number of Directors which shall constitute the whole board shall be at least one. The number of Directors may from time to time be increased or decreased by directors’ resolution to not less than one nor more than fifteen. The Directors shall be elected at the annual meeting of the Stockholders and except as provided in Section 2 of this Article, each Director elected shall hold office until his successor is elected and qualified. Directors need not be Stockholders.

SECTION 3

Vacancies. Vacancies in the Board of Directors including those caused by an increase in the number of Directors, may be filled by a majority of the remaining Directors, though not less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Stockholders. The holders of two-thirds of the outstanding shares of Stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the Directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Directors, or if the authorized number of Directors be increased, or if the Stockholders fail at any annual or special meeting of Stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

SECTION 4

Annual and Regular Meetings. Regular meetings of the Board of Directors shall be held at any place within or outside the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

SECTION 5

First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of Stockholders and at the place thereof. No notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

SECTION 6

Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President or by any Vice President or by any two Directors.

Written notice of the time and place of special meetings shall be delivered personally to each Director, or sent to each Director by mail, facsimile transmission, electronic mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the

Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least five (5) days prior to the time of the holding of the meeting. In case such notice is hand delivered, faxed or emailed as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, faxing, emailing or delivery as above provided shall be due, legal and personal notice to such Director.

SECTION 7

Business of Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as if transacted at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 8

Quorum, Adjourned Meetings. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision (lone or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

A quorum of the Directors may adjourn any Directors meeting to meet again at a stated day and hour- provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Notice of the time and place of holding an adjourned meeting need not be given to the absent Directors if the time and place be fixed at the meeting adjourned.

SECTION 9

Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the Directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

SECTION 10

Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 11

Special Compensation. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

SECTION 12

Voting. For so long as the Corporation is listed on a Canadian Stock Exchange and for a period of ninety days thereafter, each Director shall have one vote for any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof or without a meeting as provided herein.

ARTICLE III

NOTICES

SECTION 1

Notice of Meetings. Notices of meetings of Stockholders shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the Directors shall designate. Such notice shall state the purpose or purposes for which the meeting of Stockholders is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be delivered personally to, sent by facsimile transmission or electronic mail or shall be mailed, postage prepaid, to each Stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a Stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such Stockholder. Personal delivery of any such notice to any Officer of a Corporation or association, or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of Stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

SECTION 2

Effect of Irregularly Called Meetings. Whenever all parties entitled to vote at any meeting, whether of Directors or Stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting-, and such consent or approval of Stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

SECTION 3

Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IV

OFFICERS

SECTION 1

Election. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be Directors. Any person may hold two or more offices. The Board of Directors may appoint a Chairman of the Board, Vice Chairman of the Board, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

SECTION 2

Chairman of the Board. The Chairman of the Board shall preside at meetings of the Stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

SECTION 3

Vice Chairman of the Board. The Vice Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 4

President. The President shall be the Chief Executive Officer of the Corporation and shall have active management of the business of the Corporation. He shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other Officer or agent of the Corporation.

SECTION 5

Vice President. The Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

SECTION 6

Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

SECTION 7

Assistant Secretaries. The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

SECTION 8

Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 9

Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

SECTION 10

Compensation. The salaries and compensation of all Officers of the Corporation shall be fixed by the Board of Directors.

SECTION 11

Removal; Resignation. The Officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any Officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation. removal or otherwise shall be filled by the Board of Directors.

ARTICLE V

CAPITAL STOCK

SECTION 1

Certificates. Every Stockholder shall be entitled to have a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of Stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of Stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the Corporation shall issue to represent such Stock.

If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the Officers of the Corporation may be facsimiles. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such Officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such Officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of Stock.

SECTION 2

Surrendered, Lost or Destroyed Certificates. The Board of Directors may direct a certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of Stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 3

Replacement Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4

Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of Stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital Stock shall go into effect, or a date in connection with obtaining the consent of Stockholders for any purpose, as a record date for the determination of the Stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such Stockholders, and only such Stockholders as shall be Stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any Stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 5

Registered Owner. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

SECTION 6

Consideration for Shares. For so long as the Corporation is listed on a Canadian Stock Exchange and for a period of ninety days thereafter, the Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation including cash, services performed or other securities of the Corporation, except that neither promissory notes nor future services constitute valid consideration. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for the consideration shall be fully paid and nonassessable.

SECTION 7

Directors Obligations. The directors must satisfy themselves that the aggregate value of the past services, property and money referred to in Section 6 of Article V equals or exceeds the issue price set for the share and in doing so must not attribute to those past services or that property a value that exceeds the fair market value of those past services or that property, as the case may be.

In considering whether the aggregate value of the past services, property and money equals or exceeds the issue price set for the share, the directors may take into account reasonable charges and expenses that:

(a)	have been incurred by the person providing the past services, property and money, and

(b)	are reasonably expected to benefit the company.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1

Registered Office. The registered office of this Corporation shall be in Carson City, State of Nevada.

The Corporation may also have offices at such other places both within and outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

SECTION 2

Distributions. Distributions upon capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 3

Reserves. Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 4

Checks; Notes. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 5

Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 6

Corporate Seal. The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VII

INDEMNIFICATION

SECTION 1

Indemnification of Officers and Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general Corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law or otherwise, as well as their rights under this Article.

SECTION 2

Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

SECTION 3

Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE VIII

AMENDMENTS

SECTION 1

Amendments by Stockholders. For so long as the Corporation is listed on a Canadian Stock Exchange and for a period of ninety days thereafter, this Section 1 of Article VIII, Section 1 of Article I, Section 12 of Article II, Section 6 of Article V and Sections 1 through 27 of Article X of the Bylaws may be amended by a majority vote of all the Stock issued and outstanding and entitled to vote at an annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

SECTION 2

Amendments by Board of Directors. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the Stockholders, but the Stockholders may from time to time specify particular provisions of the Bylaws, which shall not be amended by the Board of Directors.

ARTICLE IX

TRANSACTIONS WITH STOCKHOLDERS

SECTION 1

Acquisition of Controlling Interest. The Corporation elects not to be governed by NRS 78.378 through 78.3793, inclusive, of the Nevada Private Corporations Act.

SECTION 2

Combinations with Interested Stockholders. The Corporation elects not to be governed by NRS 78.411 through 78.444, inclusive, inclusive, of the Nevada Private Corporations Act.

ARTICLE X

SHAREHOLDER DISSENT RIGHTS

SECTION 1

Right to Dissent. Subject to the Nevada corporate laws and for so long as the Corporation is listed on a Canadian Stock Exchange and for a period of ninety days thereafter, a holder of shares of any class of the Corporation may dissent if the Corporation is subject to a Court order that grants to the holder dissent rights or if the Corporation resolves to:

(a)	amend its articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)	amend its articles to add, change or remove any restriction on the business or businesses that the Corporation may carry on;

(c)	amalgamate otherwise than by short form vertical or horizontal amalgamation;

(d)	be continued or migrated;

(e)	sell, lease or exchange all or substantially all its property; or

(f)	carry out a going-private transaction or a squeeze-out transaction.

SECTION 2

Further Right. A holder of shares of any class or series of shares may dissent if the Corporation resolves to amend its articles to alter its share capital or change the rights and restrictions attaching to any class of shares.

SECTION 3

If One Class of Shares. The right to dissent described in Section 2 applies even if there is only one class of shares.

SECTION 4

Payment for Shares. In addition to any other right a shareholder may have, but subject to Section 27, a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order granting dissent rights becomes effective, to be paid by the Corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

SECTION 5

No Partial Dissent. A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

SECTION 6

Objection. A dissenting shareholder shall send to the Corporation, at or before any meeting of shareholders at which a resolution referred to in Section 1 or 2 is to be voted on, a written objection to the resolution, unless the Corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

SECTION 7

Notice of Resolution. The Corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in Section 6 notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

SECTION 8

Demand for Payment. A dissenting shareholder shall, within twenty days after he receives a notice under Section 7 or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the Corporation a written notice containing:

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

SECTION 9

Share Certificate. A dissenting shareholder shall, within thirty days after sending a notice under Section 8, send the certificates representing the shares in respect of which the shareholder dissents to the Corporation or its transfer agent.

SECTION 10

Forfeiture. A dissenting shareholder who fails to comply with Section 9 has no right to make a claim under this section.

SECTION 11

Endorsing Certificate. The Corporation or its transfer agent shall endorse on any share certificate received under Section 9 a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

SECTION 12

Suspension of Rights. On sending a notice under Section 8, a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of their shares as determined under this section except where:

(a)	the dissenting shareholder withdraws that notice before the Corporation makes an offer under Section 13;

(b)	the Corporation fails to make an offer in accordance with Section 13 and the shareholder withdraws the notice; or

(c)	the directors revoke a resolution to amend the articles, terminate an Arrangement agreement or an application for continuance or migration, or abandon a sale, lease or exchange of all or substantially all of the Corporation’s assets;

in which case the shareholder’s rights are reinstated as of the date the notice was sent.

SECTION 13

Offer to Pay. The Corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the Corporation received the notice referred to in Section 8, send to each dissenting shareholder who has sent such notice:

(a)	a written offer to pay for their shares in an amount considered by the directors of the Corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b)	if Section 27 applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

SECTION 14

Same Terms. Every offer made under Section 13 for shares of the same class or series shall be on the same terms.

SECTION 15

Payment. Subject to Section 27, the Corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under Section 13 has been accepted, but any such offer lapses if the Corporation does not receive an acceptance thereof within thirty days after the offer has been made.

SECTION 16

Corporation May Apply to Court. Where the Corporation fails to make an offer under Section 13, or if a dissenting shareholder fails to accept an offer, the Corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

SECTION 17

Shareholder Application to Court. If the Corporation fails to apply to a court under Section 16, a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

SECTION 18

Venue. An application under Section 16 or 17 shall be made to a court having jurisdiction in the place where the Corporation has its registered office or in the province or state where the dissenting shareholder resides if the Corporation carries on business in that province or state.

SECTION 19

No Security For Costs. A dissenting shareholder is not required to give security for costs in an application made under Section 16 or 17.

SECTION 20

Parties. On an application to a court under Section 16 or 17:

(a)	all dissenting shareholders whose shares have not been purchased by the Corporation shall be joined as parties and are bound by the decision of the court; and

(b)	the Corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

SECTION 21

Powers of Court. On an application to a court under Section 16 or 17, the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

SECTION 22

Appraisers. A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

SECTION 23

Final Order. The final order of a court shall be rendered against the Corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

SECTION 24

Interest. A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

SECTION 25

Notice that Section 27 Applies. If Section 27 applies, the Corporation shall, within ten days after the pronouncement of an order under Section 23, notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

SECTION 26

Effect Where Section 27 Applies. If Section 27 applies, a dissenting shareholder, by written notice delivered to the Corporation within thirty days after receiving a notice under Section 25, may:

(a)	withdraw their notice of dissent, in which case the Corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b)	retain a status as a claimant against the Corporation, to be paid as soon as the Corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Corporation but in priority to its shareholders.

SECTION 27

Limitation. The Corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that:

(a)	the Corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)	the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities.

APPROVED AND ADOPTED this 11th day of September, 2007.

/s/ Dr. Fred Warnaars
Dr. Fred Warnaars, President & CEO

CERTIFICATE

I hereby certify that I am the Secretary of Aurelio Resource Corporation and that the foregoing Bylaws, constitute the code of Bylaws of Aurelio Resource Corporation as duly adopted by the Board of Directors of the Corporation on September 11, 2007.

DATED this 11th day of September, 2007.

/s/ Stephen B. Doppler
Stephen B. Doppler, Secretary